SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Amendment No. 5 to the Amended and Restated System Equipment Purchase Agreement with Nortel Networks Inc.
          On May 22, 2006, Cricket Communications, Inc., or Cricket (a wholly owned subsidiary of Leap Wireless International, Inc.), and Nortel Networks Inc., or Nortel, entered into Amendment No. 5 to the Amended and Restated System Equipment Purchase Agreement. In this amendment, the parties agreed to specify certain pricing and to clarify certain other terms.
          The description of the Nortel Amendment contained in this Item 8.01 is qualified in its entirety by reference to the full text of the Nortel Amendment, a copy of which is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1+	Amendment No. 5 to the Amended and Restated System Equipment Purchase Agreement, dated May 22, 2006, by and between Cricket Communications, Inc. and Nortel Networks Inc. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

+	A request for confidential treatment with respect to portions of these exhibits (indicated by asterisks) which have been omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, is currently pending.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: July 31, 2006	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1+	Amendment No. 5 to the Amended and Restated System Equipment Purchase Agreement, dated May 22, 2006, by and between Cricket Communications, Inc. and Nortel Networks Inc. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

+	A request for confidential treatment with respect to portions of this exhibit (indicated by asterisks) which have been omitted pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, is currently pending.